Exhibit 10.16

OFFICE LEASE

Certain information in this document, marked by brackets, has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

This OFFICE LEASE , (this " Lease ") is entered into November 6th, 2019 by and between the TURNBERRY AIRPORT HOLDINGS, LLC, a Florida limited liability company (" LAND LORD" ), having its principal offices at 1950 I Biscayne Boulevard , Suite 400, Ave ntu ra, Florida 33180 and BLADE URBAN AIR MOBILITY, INC. d/b/a BLADE, a Delaware Corporation ("TENANT" ), having its principal offices located at 499 East 34th Street, New York , NY 10016. For purposes of this Lease , LANDLORD and TENANT may herein , be separately referred to as a "Party" and otherwise collectively as the “Parties" .

In consideration of the mutual covenants herein, and for other valuable consideration, the Parties hereby agree as follows:

l.	USE OF SPACE

LANDLORD hereby leases to TENANT the office space (the "Space") as identified on Exhibit "A" attached hereto located at Opa Locka Airport, 4200 NW l45th Street, Opa Locka, Florida 33054 (the "Airport"). TENANT shall use the Space for general office use only.

LANDLORD is authorized to designate common use areas of the Hangar in which the office is located (the “Hangar" ), including , but not limited to, rest rooms, entry ways , hallways and vending areas, as specified by LANDLORD's Property Manager or designee at the Airport.

2.	TERM

The initial term (the "Term" ) of this Lease shall be for a [***] period commencing on [***] (the "Commencement Date") and ending on [***] (the " Expiration Date" ). Provided TENANT is not in default of the Lease beyond any applicable notice or cure periods , the Term shall automatically renew for a [***] period thereafter ("Renewal Term" ) unless either LANDLORD or TENANT notifies the other in writing of its intent to not renew, which notice shall be delivered not less than thirty (30) days prior to the end of the initial Terrn or any Renewal Term, as applicable. The Minimum Rent payable pursuant to the Lease during the first Renewal Term (commencing on [***] and ending on [***]) shall be as follows: Minimum Rent for [***] shall be [***] and Minimum Rent for [***] shall be [***]. All other terms and conditions of the Lease shall remain the same.

3.	RENT AND ADDITIONAL CHARGES

3.1.	Pavment of Rent and Additional Charges.

For use of the Space, TENANT agrees to pay LAND LORD, from and after the Commencement Date, in advance , on or before the first (1st) day of each calendar month during the Term, the following sum( s), plus any and all Airport concession fees or charges and any and all applicable sales or use taxes due with respect to the use of the Space by TENANT:

Monthly Office Minimum Rent [***]:
Suite l 11 (Hangar 3)	[***]	per month non-inclusive of sales tax.
Suite 108 (Hangar 3)	[***]	per month non-inclusive of sales tax.

Monthly Office Minimum Rent [***]:	[***]
Suite l l l (Hangar 3)	[***]	per month non-inclusive of sales tax.
Suite 108 (Hangar 3)		per month non-inclusive of sales tax.

Tenant Security Deposit Amount: (the "Security Deposit")	[***]

Any sums owed by TENANT to LANDLORD pursuant to this Lease in addition to the Minimum Rent are hereinafter referred to as " Additional Rent" and together with the Minimum Rent , are collectively hereinafter referred to as the "Rent". Unless otherwise provided to the contrary herein, all items of Additional Rent shall be payable within thirty (30) days of demand by LANDLO RD.

If the Commencement Date should occur on a day other than the first day of the month or if the Expiration Date is a day other than the last day of the month, TENANT shall pay Minimum Rent and all items of Additional Rent prorated based upon the number of rental days in such fractional month over the number of days contained in such month. The first installment of Rent shall be due concurrent with TENANT's execution and delivery of this Lease to LANDLORD.

3.2.         Full Payment. Rent shall be paid promptly when due, without notice or demand and without deduction, diminution, abatement, counterclaim or setoffofany amount or for any reason whatsoever, to LANDLORD at the following address:

Turnberry Airport Holdings, LLC
Attn: Vice President of Aviation

P.O. Box 541647

Opa Locka, Florida 33054

3.3.         Late Payment. In the event any payment of Rent is not received within five (5) calendar days from the date payment is due, LANDLORD reserves the right to impose a late payment fee of the greater of $100.00 or five percent (5%) of the unpaid amount which late fee shall be deemed to constitute Additional Rent and shall be added to the amount due and owing to LANDLORD.

3.4.         Alteration of Prevailing Land Rents And/Or Real Estate Taxes by the Airport. During the Term of this Lease, if the Airport or other local, state, federal agency, or governmental entities having jurisdiction over LANDLORD's leasehold interest in the hangars at the Airport promulgate, legislate, invoke, exercise or otherwise enact rules, regulations, or laws which result in the prevailing land rents, real estate taxes, and/or concession fees applicable to LANDLORD's leasehold interest in the hangars at the Airport to be increased, then LANDLORD, upon written notification of such occurrence to TENANT, reserves the right to increase TENANT's Minimum Rent by a corresponding and proportionate amount as of the effective date of such increase applicable to LANDLORD.

4.	SECURITY DEPOSIT

4.1.         Security Deposit. TENANT shall concurrent with its execution and delivery of this Lease to LANDLORD deposit the Security Deposit in the amount set forth in Section 3.1 as security for the full and faithful performance by TENANT of every provision, covenant, and condition of this Lease. Should TENANT fail to perform any of the terms of this Lease including any failure to pay any of the Rent when due, then LANDLORD at its option and without prejudice to any other remedy which LANDLORD may have on account thereof, may appropriate and apply said entire Security Deposit or so much thereof as may be necessary to pay the unpaid Rent or to compensate LANDLORD toward any loss, damage or expense sustained by LANDLORD resulting from such default on the part of TENANT; and in such event TENANT shall within ten (10) days after demand by LANDLORD restore the Security Deposit to the original sum deposited.

4.2.         Return of Security Deposit. Upon termination of this Lease, and subject to the provisions hereof, the balance of the security deposit shall be returned to TENANT, provided that TENANT has discharged all of the obligations of this Lease, surrendered all possessions of LANDLORD's property, i.e. security access badges and office keys and surrendered possession of the Space thoroughly clean and in good condition; and provided further that TENANT has no outstanding obligations to LANDLORD at the time of the termination of this Lease.

4.3.         Bankruptcy Insolvency. If any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against TENANT, or its successors or assigns the Security Deposit shall be deemed to be applied first to the payment of any Minimum Rent and any item of Additional Rent due LANDLORD for all periods prior to the institution of such proceedings and the balance of, if any, of such Security Deposit may be retained by LANDLORD in partial liquidation of LANDLORD's damages.

5.	SERVICES PROVIDED AND PERMITTED

5.1.	Intentionally omitted.

5.2.	Intentionally omitted.

5.3.         Except as provided in Section 5.5 below, subject to TENANT paying its Rent when due, LANDLORD shall provide for water, sewer and electricity to the Space, if any. LANDLORD reserves the right to arrange for the separate metering of utilities to the Space, including without limitation, charges for sewer usage, standby water charges for fire protection system, for consumption of domestic water, electric and other utilities and office cleaning if TENANT's demand or consumption of such items exceed in LANDLORD's judgment ordinary and usual consumption rates.

5.4.         No failure to furnish or any stoppage of, the services referred to above resulting from any cause shall make LANDLORD liable in any respect for any damages to TENANT or any person, property or business or be construed as an eviction of TENANT or entitle TENANT to any abatement of Rent or other relief from any ofTENANT's obligations under this Lease unless such damages are caused bythe gross negligent acts or omissions of LANDLORD or as a result of LANDLORD's willful misconduct.

TENANT shall be responsible for all of its communications charges, including telephone (local and long distance) except that Landlord shall provide internet services for a fee.

6.	LIABILITY AND INDEMNITY

6.1.         TENANT shall protect, indemnify, defend and hold harmless Miami-Dade Aviation Department ("MDAD"), its commissioners, officers and employees and their directors, officers and employees, and LANDLORD, its members, directors, officers, shareholders and employees, from and against all claims, liabilities, demands, suits, regulatory or enforcement actions (including reasonable attorneys' and other professional fees), ("Claims") by any person or entity (to include governmental agencies), for any damage whether direct, indirect, consequential, incidental or special including, but not limited to Claims for death or bodily injury or for property damage including loss, damage or injury, arising out of any accident or other occurrence in, upon, at or from the Space, or occasioned in whole or in part through the use and occupancy of the Space or any improvements therein or appurtenances thereto, including, without limitation, the negligence of TENANT, or by any act or omission of TENANT or any subtenant or respective employees, agents, contractors or invitees in, upon, at or from the Space or its appurtenances or any common areas (including, without limitation, Airport runways or taxiways) and provided also that TENANT shall promptly notify LANDLORD of any claims or suits filed or threatened against TENANT which could result in a Claim hereunder and shall furnish such assistance as LANDLORD may reasonably require.

6.2.         LANDLORD shall indemnify and hold harmless TENANT from and against (a) all Claims arising from the performance of the services under Section 5.2 above which is caused solely due to LANDLORD's negligence, and (b) all other Claims (excluding Claims arising from the performance of the services under Section 5.2) arising solely due to LANDLORD's gross negligence or willful misconduct.

7.	ENVIRONMENTAL RESPONSIBILITIES OF TENANT

7.1.         Environmental Removal and Disposal. TENANT shall be responsible for the proper removal and disposal of all Hazardous and Regulated Substances, as defined herein, generated by TENANT as a result ofTENANT's activities in, on and from the Space. Such removal and disposal shall include, but not be limited to TENANT's manifesting such regulated substances under TENANT's assigned Environmental Protection Agency (EPA) identification number and ensuring that removal of such regulated materials from the Space and LANDLORD's leasehold is accomplished in accordance with Airport, local, state and federal guidelines. Additionally, environmental contamination, which impacts LANDLORD's Airport leasehold as a result of TENANT's improper handling, disposal, release or leakage ofany regulated substances while utilizing the Space, shall be the sole responsibility of TENANT. TENANT shall also be responsible for the safe and proper removal of all regulated substances it generates in conjunction with its use and occupancy of the Space. For purposes of this provision, ·'Hazardous and Regulated Substances" shall mean any hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated now or in the future by any federal, state or local law, rule, regulation, ordinance, statute or order or by common law decision, including, without limitation, petroleum products or by-products.

7.2.         Environmental Indemnification. TENANT shall indemnify, defend and hold harmless LANDLORD (including LANDLORD's subsidiaries, affiliates and parent company, as now or hereafter constituted), l'vIDAD and their respective officers, directors, shareholders, members, agents, customers, tenants, contractors, subcontractors. invitees, guests and employees from and against any and all claims (including, without limitation, third party claims form bodily injury or personal property damage, actions, administrative proceedings (including informal proceedings)), judgments, damages, punitive damages, penalties, fines, taxes and assessments, liabilities (including sums paid in settlement of claims), interest, impairments, losses, fees and expenses (including attorneys' fees and expenses incurred in enforcing this provision or collecting any sums due hereunder), consultant and expert fees, together with all other costs and expenses of any kind or nature, including any and all expenses of cleaning up or disposing of any such Hazardous and Regulated Substances (collectively, "Environmental Damages"), that arise from the presence, suspected presence, release or suspected or threatened release of any Hazardous and Regulated Substances arising from or caused by TENANT's use of the Space or TENANT's failure to perform the covenants of this Article 7. TENANT shall have no responsibility for any environmental damages which preceded TENANT's initial date of use of the Space or for the acts or omissions of any other tenant.

The obligations, covenants and agreements of TENANT contained in this Article 7 shall survive the termination or expiration ofthis Lease.

8.	Intentionally omitted.

9.	MASTER LEASE COMPLIANCE WITH LAWS

9.1.         Lease Subordination to Master Lease. It is expressly agreed and understood by TENANT that this Lease shall be subordinate and subject to at all times to that certain Development Lease and Concession Agreement dated as of March 17, 1998, as amended (the "Master Lease") including the rules and conditions set forth therein including increases in prevailing monthly rates. It is further understood that the Master Lease is incorporated by reference into this Lease. In the event that any provisions of the Master Lease conflict with the provisions of this Lease, the provisions of the Master Lease supersede those herein. In the event that MDAD's regulations and/or rulings conflict with this Lease, the Master Lease, the regulations and/or rulings of MDAD shall supersede and control in all instances.

9.2.         Compliance With Laws. TENANT agrees to abide by (and shall further cause its officers, directors. contractors, subcontractors, agents, employees and invitees to abide by and observe) all applicable laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof and the board of underwriters and/or the insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Space or any part thereof, as to the manner of use or occupancy of the Space, and the usual and customary requirements of the carriers of all insurance policies maintained by LANDLORD on the Space without prejudice to the provisions of the foregoing paragraph. TENANT shall comply with (and shall further cause its officers, directors, contractors, subcontractors, agents, employees and invitees to comply with and observe) all of LANDLORD's rules and regulations as now in effect, and as modified form time to time concerning the use, management, operation, safety and good order of the Space, provided that such rules and regulations are not inconsistent with in any material respect the terms and provisions of this Lease.

10.	ASSIGNMENT AND SUBLETTING

10.1. Prohibition Against Assignment or Transfer. TENANT shall not sublet, assign or transfer all or any part of the Space without LANDLORD's consent which may be granted or withheld in LANDLORD's sole and absolute discretion. Consent by LANDLORD to any assignment, sublet or transfer request shall not relieve TENANT from its obligation to obtain the express written consent of LANDLORD to any subsequent assignment, sublet or transfer.

10.2. TENANT Not Relieved of Obligations. Neither an assignment ofTENANT's interest in this Lease nor a subletting, occupancy or use of the Space or any part thereofby any person or entity other than TENANT shall serve to diminish or relieve TENANT from any of its obligations under this Lease.

11.	CONDITION OF PREMISES, MAINTENANCE AND ALTERATIONS

11.1.            Condition of Premises. TENANT agrees to accept the Space in its ·"as is'' condition as of the effective date of this Lease. LANDLORD does not have any obligation to make any alterations or improvements on behalf of TENANT.

11.2.            TEN ANT shall, at its own expense and at all times, keep the Space and all TENANT's fixtures, equipment and personal property which are located in any part of the Space clean and free of debris.

11.3.            TENANT shall, at its own expense (or at LANDLORD's option, LANDLORD shall, at TENANT's expense), repair, replace or rebuild pursuant to plans approved by LANDLORD all or any part of the Space which may be damaged or destroyed by the negligent acts or omissions of TENANT, its employees, customers, guests, invitees or other persons or entities doing business with TENANT at or within the Space which obligation shall survive the expiration or earlier termination of this Lease.

11.-1-. TENANT shall at its own expense provide routine cleaning, maintenance and non-structural repairs in the Office Space, if any. For any office space constructed by TENANT pursuant to the provisions of Section 11.5, TENANT, at its own expense, shall be obligated to take good care of such office space and be responsible for all maintenance and repairs thereto. LANDLORD shall be responsible for all routine maintenance and non-structural repairs to the Space. Except as otherwise provided herein (i.e., TENANT's indemnity obligations, casualty and condemnation) LANDLORD shall be responsible for structural repairs including the roof and mechanical systems of the Space.

11.5. Alterations and Installations. TENANT shall not make any alterations, improvements or additions of any kind or nature to any part of the Space without the prior written consent of LANDLORD. which consent shall be in LANDLORD's sole discretion. LANDLORD may require that any such improvements or additions be performed by LANDLORD at TENANT's expense. All alterations, improvements and additions to the Space shall be made in accordance with plans and specifications prepared by TENANT and approved by LANDLORD which shall be in compliance with all applicable building codes, governmental requirements, as well as all approvals and requirements of MDAD, the Master Lease and Sub-Lease. Approval by LANDLORD of the plans and specifications shall not constitute the assumption of any liability on the part of LANDLORD for their compliance or conformity with applicable building codes, governmental requirements, the requirements ofMDAD and the requirements of this Lease, the Master Lease, the Sub-Lease or for their accuracy. Any and all alterations, improvements and additions to the Space approved by LANDLORD shall be done in a good workmanlike manner using first-quality materials. TENANT shall require its contractor and subcontractors to furnish LANDLORD Certificates of Insurance evidencing insurance coverages with at least five million dollars ($5,000,000) in liability insurance together with such other insurance as may be required in compliance with Article 12 below.

Notwithstanding any other provision in this Lease, following and during construction, TENANT shall be responsible for all maintenance and repair of alterations, improvements or additions constructed and permitted under this Section 11.5. At the time of termination of this Lease, all alterations, improvements or additions constructed and permitted under this Section 11.5 shall. at LANDLORD's election, either become property of LANDLORD or be removed on or before the Expiration Date by TENANT and the Space restored to the same condition as existed prior to TENANT's alterations which restoration obligation shall survive the expiration or earlier termination of this Lease. LANDLORD's reversionary interest to any and all such alterations, improvements or additions shall at all times be prior and superior to any interest of any lender of TENANT, or of any other entity claiming any purchase money lien or other interest therein.

11.6	Signs.

Except with the prior written approval of LANDLORD and MDAD, TENANT shall not erect, maintain or display any advertising, signs or similar devices at or on the Space.

11.7	Mechanics' Liens.

(a)	THE lNTEREST OF LANDLORD IN AND TO THE SPACE SHALL NOT BE SUBJECT TO LIENS FOR IMPROVEMENTS MADE BY TENANT. TENANT shall pay or cause to be paid all costs of labor. services, and materials supplied in the prosecution of any work done in the space by or for TENANT nd TENANT shall keep the Space free and clear of all mechanics' liens and other liens arising out of any work done for TENANT or persons claiming under TENANT. TENANT shall promptly notify LANDLORD of any claim or lien filed against the SPACE or the commencement of any action affecting the title thereto. TENANT shall remove or discharge any mechanic's lien within thirty (30) days of notice from LANDLORD.

(b)	Landlord's Right to Cure. If TENANT fails to timely discharge any mechanics' lien, then LANDLORD, in addition to any other rights or remedies it may have, may (but shall not be obligated to) discharge said lien by ( a) paying the claimant an amount sufficient to settle and discharge the claim, (b) posting a release bond, or (c) taking such action as LANDLORD shall deem appropriate, and TENANT shall pay to LANDLORD on demand all costs incurred by LANDLORD in settling and discharging such lien (including reasonable attorney fees and bond premiums).

(c)	Notice of Non-responsibility. LANDLORD or either Party's representatives shall have the right to go upon and inspect the Space at all reasonable times, and shall have the right to post and keep posted thereon notices of non- responsibility or such other notices that LANDLORD may deem to be proper for the protection, of LANDLORD's interest in the Space. TENANT shall give LANDLORD at least ten (10) days advance written notice of its intention to commence any work that might result in a lien described in this Section 11.7.

12.	INSURANCE

12.1. TENANT shall procure and continue in force from and after the earlier to occur of the date LANDLORD delivers possession of the Space to TENANT or the date TENANT enters upon the Space, and throughout the Term the following insurance: (A) Commercial General Liability Insurance on an Occurrence form with a limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) annual aggregate, including, medical payments coverage with a limit of not less than Ten Thousand Dollars($ I 0,000) peroccurrence; (8) Workers Compensation coverage as required by the State ofFlorida; (C) Employers Liability coverage with a limit of not less than One Million Dollars ($1,000,000) per accident and per employee; (D) Personal/Advertising Injury coverage with a limit of not less than One Million Dollars ($1,000,000); and (E) Fire Legal Liability coverage with a policy limit of not less than Five Hundred Thousand Dollars ($500,000) per occurrence. All of the foregoing insurance required to be maintained by TENANT or its affiliates, contractors and agents hereunder shall name LANDLORD, its directors, officers, members, shareholders and employees and MOAD, its commissioners, directors and employees as additional insureds. All insurance policies procured by TENANT shall be issued by good and solvent insurance companies authorized to do business in the State ofFlorida and having a rating of A by the AM Best Company or its equivalent. Further. TENANT shall not do or permit anything to be done, in or about the Space that would invalidate or conflict with any and all insurance policies covering the Airport or any part thereof. Limits of liability coverage required hereunder in no way limits TENANT's liability for negligent acts or omissions. In addition, all of the aforesaid policies shall contain wording or be endorsed so that they (i) are primary and non-contributory to any other insurance that may be in force in relation to a loss covered by above insurance (ii) may not be canceled or amended during the Term with respect to LANDLORD, except upon thirty (30) days' written notice by registered mail to LANDLORD and (iii) shall contain a Waiver of Subrogation in favor of LANDLORD.

12.2.  Certificates of Insurance. LANDLORD shall be furnished with duly executed duplicate original certificate(s) of all required insurance on or before the date TENANT first occupies the Space and, upon renewals of such policies, no less than thirty (30) days prior to the expiration of the terms of such coverage. The insurance policies of TENANT shall further provide at least thirty (30) days' advance written notice to LANDLORD and TENANT of any material changes, cancellation, non-renewal or changes adverse to the interests of LANDLORD or TENANT.

12.3.  It is expressly understood by TENANT that the receipt of any required insurance certificate(s) by LANDLORD hereunder does not constitute agreement that the insurance requirements of this Lease have been fully met or that the insurance policies indicated on the certificate are in compliance with all requirements of this Lease. Further, the failure of LANDLORD to obtain certificates or other evidence of insurance from the TENANT shall not be deemed a waiver by LANDLORD of TENANT's obligation to obtain any and all such insurance required hereunder.

12.4. TENANT and LANDLORD release each other and waive any right ofrecovery against each other for loss or damage to their respective property, which occurs on or about the Space (whether due to the negligence of either Party, their agents, employees, officers. contractors, licensees. invitees or otherwise), to the extent that such loss or damage is reimbursed by insurance proceeds and does not otherwise void or invalidate any required insurance coverage under this Lease. TENANT agrees that all policies of insurance obtained by it in connection with the Space or as required hereunder shall contain appropriate waiver of subrogation clauses.

13.	DESTRUCTION OF SPACE

TENANT shall give prompt notice to LANDLORD in case of any fire or other damage or casualty to the Space. If (a) the Space shall be damaged to the extent of twenty percent (20%) or more of the gross floor area thereof; or ( b) the Hangar shall be damaged to the extent of twenty percent (20%) or more of its aggregate gross floor area; or (c) the Space or any portion of the Hangar shall be damaged as a result of a risk which is not covered by LANDLORD's insurance; or (d) any mortgagee of the Sub-Lease or any portion thereof shall require that LANDLORD's insurance proceeds be used for anything other than repairing, replacing and rebuilding such damage. then in any such event LANDLORD may terminate this Lease by notice given within ninety (90) days after such event and upon the date specified in such notice, which shall not be less than thirty (30) days nor more than sixty (60) days after the giving of said notice, this Lease shall terminate and come to an end, and TENANT shall vacate and surrender the Space to LANDLORD.

14.	OBLIGATION TO REBUILD

If all or any portion of the Space is damaged by fire or other casualty and this Lease is not terminated in accordance with the provisions of Section 13 above, then LANDLORD shall, using the proceeds of LANDLORD's insurance and to the extent applicable, proceeds from insurance policies provided for by Section 12 hereof to be paid to LANDLORD, repair or rebuild the Space or such portion thereof to its condition immediately prior to such occurrence to the extent the cost therefor is fully funded by insurance proceeds. In no event shall LANDLORD be obligated to repair or replace TENANT's movable trade fixtures or equipment.

15.	RENT ABATEMENT

In the event of any repair or rebuilding pursuant to the provisions of Article 14 hereof, if LANDLORD is unable to relocate TENANT to another location in the Airport, then there shall be abated an equitable portion of the Rent during the existence of such damage as reasonably determined by LANDLORD, unless such damage was caused by TENANT, its employees, agents, contractors, guests or invitees in which case there will be no abatement of Rent.

16.	DISCLAIMER OF LIABILITY

The Parties hereby agree that under no circumstances shall LANDLORD be liable to the TENANT for indirect, incidental. consequential. special, or exemplary damages, whether in contract or tort (including strict liability and negligence), such as, but not limited to, loss of revenue, diminution or loss of value, loss of use, loss of anticipated profits or the costs associated with TENANT's property, or any claims due to death or bodily injury.

17.	FORCE MAJEURE

Neither LANDLORD nor TENANT shall be liable for their failure to perform under this Lease (or for any loss, injury, damage or delay of any nature whatsoever resulting therefrom) caused by any act of God. act of nature, fire, flood, wind storm, strike, labor dispute, riot, insurrection. war or any other cause beyond either Party's control other than for TENANT's continued obligation to timely pay all Rent when due subject to Article 15 above.

18.	DEFAULT

18.1.	Event of Default Defined. An ·'Event of Default" shall occur upon the happening of any one or more of the following circumstances:

(a)	The Minimum Rent payable under this Lease (including any Additional Rent) or any sum of money due hereunder is not paid when due within ten (10) days after notice by LANDLORD provided that LANDLORD shall not be required to provide more than two (2) such notices in any twelve (12) months period; it being understood and agreed that upon the third such failure to pay Rent when due in any twelve (12) month period, the same shall be an immediate Event of Default.

(b)	TENANT, any successor to TENANT or any guarantor of this Lease files any petition for debt reliefunder any section or chapter of the national or federal bankruptcy code or any other applicable federal or state bankruptcy. insolvency or other similar act.

(c)	Any petition is filed against TENANT or any guarantor under any section or chapter of the national or federal bankruptcy code or any other applicable federal or state bankruptcy. insolvency or other similar act, and such petition is not dismissed within sixty (60) days after the date of such filing.

(d)	TENANT, any successor to TENANT or any guarantor of this Lease shall become insolvent or transfer property to defraud creditors or there shall be a material adverse change in the net worth or credit rating of TENANT or such guarantor.

(e)	TENANT or any guarantor of this Lease makes material misrepresentations to LANDLORD prior to or contemporaneously with the execution of this Lease.

(t)	TENANT or any guarantor of this Lease shall make an assignment for the benefit of creditors.

(g)	A receiver is appointed for any of the assets of TENANT or any guarantor of the Lease, and such receiver is not removed within sixty (60) days of TENANT's receipt of notice from LANDLORD to obtain such removal.

(h)	A lien, mortgage, or other encumbrance is filed against the Space. Hangar or Airport, or LANDLORD's estate therein, or a lien is filed by reason of any work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to TENANT or anyone holding the Space by, through or under TENANT, and TENANT fails to cause the same to be vacated and canceled of record in accordance with the provisions of this Lease, within thirty (30) days after notice thereof by LANDLORD.

(i)	TENANT fails to observe, perform and keep each and every one of the covenants, agreements, provisions, stipulations and conditions contained in this Lease to be observed, performed and kept by TENANT, including, without limitation. any applicable "Rules and Regulations" now or hereinafter enacted by LANDLORD, TEN ANT persists in such failure for twenty (20) days after the date of notice by LANDLORD requiring that TENANT correct such failure; provided, that in the event any such failure is not reasonably susceptible of cure within such twenty (20)-day period, TENANT shall have a reasonable time to cure such failure, provided TENANT commences cure as soon as is reasonably possible and prosecutes such cure diligently to completion but in no event, in excess of ninety (90) days.

18.2        Remedies. Upon the occurrence of an Event of Default by Tenant, in addition to any remedies available to Landlord pursuant to Florida law, Landlord shall have the option to do and perform any one or more of the following:

(a)	LANDLORD may, with or without terminating this Lease, terminate TENANT's right of possession of the Space, in which event TENANT shall immediately surrender the Space to LANDLORD. If TENANT shall fail to do so, LANDLORD may, without notice and prejudice to any other remedy available, enter and take possession of the Space and remove TENANT, or anyone occupying the Space, and its effects without being liable to prosecution or any claim for damages. Further, LANDLORD may recover possession of the Space, with or without terminating this Lease, at LANDLORD's option, in the manner prescribed by any applicable statute, including, without limitation, statutes relating to summary process. Any demand for the Rent, reentry for covenants not kept, and any and all notices to quit, including, without limitation, any notice required by the provisions of applicable State or other statutes, or other formalities of any nature, to which TENANT may be entitled, are hereby specifically waived by TENANT to the greatest extent permissible under applicable law. TENANT"s obligation to pay Rent is independent of any covenant, duty or obligation of LANDLORD under this Lease.

(b)	LANDLORD may correct such Event of Default, including without limitation, entering into the Space, and doing whatever TENANT is obligated to do under the terms of this Lease: and TENANT shall reimburse LANDLORD. upon demand, for all costs and expenses incurred by LANDLORD in curing such default, plus ten percent (I 0%) of such cost to cover overhead, plus interest at eighteen percent (18%), and LAND LORD shall not be liable for any damages resulting to TENANT from such action. No such action taken by LANDLORD under this Section 18.2(b) shall relieve TENANT from any of its obligations under this Lease or from any consequences or liabilities arising from the failure to perform such obligations.

(c)	After termination ofTENANT's right of possession of the Space, LANDLORD may enter upon and take possession of the Space as agent of TENANT without terminating this Lease (termination of this Lease shall only occur by written notice of such termination from LANDLORD to TENANT) and without being liable to prosecution or any claim for damages. LANDLORD may elect to relet the Space, but shall have no obligation to do so. In the event that LANDLORD elects to relet the Space, LANDLORD may make any reasonable alterations or refurbish the Space, LANDLORD may relet all or any portion of the Space, alone or in conjunction with other portions of the Hangar. for a term longer or shorter than the Term of this Lease, at a rental rate other than that provided in this Lease, and upon such other terms (including the granting of concessions) as LANDLORD solely determines to be acceptable. If LANDLORD elects to reenter and relet all or any portion of the Space, LANDLORD may apply the rent so collected in such order as LANDLORD may elect, in LANDLORD's sole discretion, including, without limitation, as follows (ifso elected by LANDLORD):

( I)	first, to any amount due hereunder other than Minimum Rent and Additional Rent;

(2)	second, to the payment of costs and expenses of such reletting;

(3)	third, to the payment of Minimum Rent and Additional Rent;

(4)	fourth, the residue shall be held and applied to future Rent due hereunder.

No such reentry or taking possession of the Space shall be construed as an election on LANDLORD's part to terminate this Lease unless a written notice of such intention is given to TENANT. LANDLORD, however. shall have no duty to relet the Space, and LANDLORD’s failure to do so shall not release TENANT's liability for Rent or damages. TENANT shall remain fully liable to LANDLORD for the deficiency between any rent collected as a result of reletting and the Rent and other sums that are owed from TENANT to LANDLORD under this Lease. LANDLORD shall have the right to rent any other available space in the Airport before reletting or attempting to relet the Space.

(d)	In the event of termination of this Lease. TENANT shall be responsible to LANDLORD for (i) all payments due under this Lease prior to the date of termination; (ii) all costs incurred by LANDLORD in connection with such termination; and (iii) accelerated Rent in an amount equal to the Rent for the balance of the Term. Such amount shall be paid by TENANT to LANDLORD immediately upon demand by LANDLORD and shall constitute liquidated damages and not a penalty or forfeiture (TENANT and LANDLORD agree that the actual damages will be difficult or impossible to ascertain in such event and that the amount described above is an agreed upon reasonable. good faith estimate thereof). If LANDLORD elects to terminate this Lease, TENANT's liability to LANDLORD for such damages shall survive such termination.

(e)	TENANT specifically acknowledges and agrees that LANDLORD shall have the right to continue to collect Rent after any termination (whether such termination occurs through eviction proceedings or as a result of some other early termination pursuant to this Lease) for the remainder of the Term, less any amounts collected by LANDLORD from the reletting of the Space, but in no event shall TENANT be entitled to receive any excess of any such rents collected over the Rent.

( f)	In addition to all other sums that are owed by TENANT to LANDLORD under this Lease, upon such Event of Default, TENANT shall become liable for any costs incurred by LANDLORD under this Lease for the completion of any improvements to the Space, and any real estate commissions paid by LANDLORD under this Lease.

18.3. No Exclusive Remedy. Any rights and remedies reserved by, or granted to LANDLORD under this Lease, at law or in equity are distinct, separate, and cumulative, and the exercise of any one of them shall not be deemed to preclude, waive, or prejudice LANDLORD's right to exercise any or all others.

19.	TAXES, ASSESSMENTS, FEES AND INTEREST

TEN ANT shall be solely responsible for the payment of all taxes, assessments. license fees or other charges that may be levied or assessed during the Term upon or against any personal property or equipment located within or upon the Space which is owned by, leased to or in the care, custody and control of TENANT. In addition to all other costs and expenses payable under this Lease, TENANT shall pay interest on any past due amount of Rent to LANDLORD from the date due until paid in full at an interest rate of twelve percent ( 12%) per annum.

20.	GOVERNING LAW/PREVAILING PARTY

This Lease shall be construed, interpreted and enforced in accordance with the laws of the State of Florida. Venue for any action brought under this Lease shall be in Miami-Dade County, Florida. In the event of any litigation between the parties to this Lease, the prevailing party shall be entitled to reasonable attorney's fees and court costs through all appellate levels.

21.	RELOCATION

At any time or from time to time during the Term or any renewal thereof LANDLORD shall have the unrestricted right to relocate TENANT from the Office Space to any other reasonably comparable space in the Airport. LANDLORD shall provide TENANT at least sixty (60) days' prior written notice of any such relocation and LANDLORD shall reimburse TENANT for all reasonable expenses incurred by TENANT, if any, in connection with such relocation including moving expenses, telecommunications and data cabling and hookup. Following any such relocation, LANDLORD and TENANT shall enter into an amendment to this Lease to reflect that the Space consists of such relocation space. All other terms and conditions of this Lease shall remain unchanged following such relocation.

22.	RIGHTS NOT WAIVED

No failure by LANDLORD to insist upon the strict performance of any term, covenant agreement, provision, condition or limitation of this Lease or to exercise any right or remedy consequent upon a breach thereof. and no acceptance by LANDLORD of full or partial Rent during the continuance of any such breach or application of the security deposit in light of any breach, shall constitute a waiver of any such breach or of any such term, covenant, agreement provision, condition. limitation, right or remedy. No term, covenant, agreement, provision, condition, limitation of this Lease to be kept, observed or performed by TENANT, and no breach thereof shall be waived, altered or modified except by a written instrument executed by LANDLORD. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant, agreement, provision, condition and limitation of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

23.	NOTICES

Any notice given by one Party to the other in connection with this Lease shall be in writing and shall be sent either by: (i) recognized overnight courier; or (ii) U.S. certified mail. return receipt requested, postage prepaid; or (iii) via hand delivery during business hours to the following addresses:

(1)	If to LANDLORD, addressed to: Turnberry Airport Holdings, LLC Attn: Vice President of Aviation

P.O. Box 541647

Opa Locka, Florida 33054

(2)	If to TENANT, addressed to: Blade Urban Air Mobility, Inc. 499 East 34th Street

New York. NY 10016

Notice shall be deemed to have been given on (a) the next business day if delivered by overnight courier; (b) three (3) days after deposit in U.S. mail; or (c) on the date of delivery if personally delivered.

24.	INTEGRATION

It is mutually agreed and understood that this Lease (and any exhibits, amendments and addendums duly entered into between the Parties) contains the final and entire agreement between the Parties. The Parties shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained. Any change or modification to this Lease must be in writing, signed by both Parties.

25.	SUCCESSORS BOUND

Except as otherwise provided herein, this Lease shall be binding upon, and shall inure to the benefit of the Parties hereto, and each of their respective heirs, legal representatives, successors and assigns.

26.	PREMISES SECURITY

The Space is located within the boundaries of the Airport's perimeter fence and situated within the Airport Operations Area. TENANT represents its activities shall adhere at all times to the prevailing Airport and Federal Aviation Administration security regulations set forth within Federal Aviation Regulation Part 107 and 108 and any and all Transportation Security Agency regulations.

27.	TIME IS OF THE ESSENCE

Time is of the essence in the performance of all TENANT's obligations under this Lease.

28.	SEVERABILITY OF PROVISIONS

If any provision of this Lease shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected thereby.

29.	BASIS OF BARGAIN

TENANT acknowledges that it has inspected the Space and accepts the same in the "As Is", ·'Where Is" condition.

30.	SUBORDINATION; ATTORNMENT; ESTOPPEL

30.1         Subordination to Mortgage. This Lease and all of TENANT's rights hereunder are and shall be subject and fully subordinate to any mortgage on any or all of the Space. The foregoing shall be self operative without the need for the execution of any additional documentation, however, within ten (10) days after the receipt of a request from LANDLORD or any mortgagee, TENANT shall confirm such subordination by executing a recordable subordination agreement in form and content satisfactory to LANDLORD and LANDLORD's mortgagee. TENANT acknowledges that any mortgagee has the right to subordinate at any time its mortgage to this Lease and the leasehold estate created thereby, without TENANT's consent. TENANT shall, within ten (10) days after written request therefor, execute and deliver such documents as are requested by the mortgagee to confirm such subordination.

30.2         Attornment. If LANDLORD sells, transfers, or conveys its interest in the Space, Sub-Lease or this Lease, or if the same is foreclosed judicially or nonjudicially, or otherwise acquired, by a mortgagee, upon the request and at the sole and absolute election of LANDLORD or LANDLORD's successor. TENANT shall attorn to said successor. provided said successor accepts the Space subject to this Lease. TENANT shall, upon request of LANDLORD or any mortgagee, execute an attornment agreement confirming the same, in form and substance acceptable to LANDLORD or LANDLORD's successor and LANDLORD'S mortgagee.

30.3         Estoppel Certificate. Within ten (10) days after request from LANDLORD as to which date time shall be deemed of the essence, TENANT shall execute and deliver to LANDLORD an estoppel certificate in the form submitted by LANDLORD or any current or proposed mortgagee, lender or purchaser of the Sub-Lease or any interest therein, or a questionnaire as may be requested annually by Miami-Dade County, Florida ("County") in connection with the number of employees employed by TENANT and the average salary paid and such other things which the County may require with appropriate facts concerning the status of this Lease and TENANT's occupancy completed by LANDLORD, and with any exceptions thereto noted in writing by TENANT. TENANT's failure to execute and deliver the estoppel certificate within said ten (10) day period shall be deemed to make conclusive and binding upon TENANT in favor of LANDLORD, and any existing and/or potential mortgagee or transferee the statements contained in such estoppel certificate without exception.

31.	TENANT'S REPRESENTATIONS

TENANT represents that it is fully authorized to enter into this Lease.

TENANT covenants and agrees that at no time during the Term of the Lease shall it or any of TENANT's agents, employees, contractors, subcontractors, invitees, officers or directors be authorized to store, maintain, or operate any motor vehicle, recreational vehicle, or any other motor vehicle as defined by Florida Statutes in or about the Space unless authorized by LANDLORD or its designee in writing.

32.	NO RECORDING/CONFIDENTIALITY

TENANT may not record this Lease, or any memorandum thereof, in the public records without the express written consent of LANDLORD. TENANT shall keep the terms of this Lease in strict confidence and shall not disclose its terms to any third party except on a need to know basis to its attorneys, accountants or insurance carriers without the express written consent of LANDLORD.

33.	NON-SOLICITATION

TENANT agrees that it will not directly or indirectly employ, solicit for employment or attempt to employ or solicit for employment, or assist any other person or entity in the employing, soliciting for employment or attempting to employ or solicit for employment, either on a full-time, part-time or consulting basis, any personnel at the Airport employed by LANDLORD or its affiliates.

34.	COUNTERPARTS

This Lease may be executed in counterparts ( including by facsimile or electronic signature) which when taken together shall constitute one original Lease.

[Signature Page Follows[

IN WITNESS WHEREOF , the Parties have executed this Lease as of the day and year first above written.

WITNESSES	LANDLORD

/s/ David Shargoredsky	TURNBERRY AIRPORT HOLDINGS, LLC

Print Name: David Shargoredsky	a Florida limited liability company

	By:	/s/ Bobby D. Courtney
Bobby D. Courtney
Vice President of Aviation

Print Name

WITNESSES:		TENANT:

/s/ Stephen Cugliari		BLADE URBAN AIR MOBILITY, INC.
a Delaware Corpo rat ion
Print Name	Stephen Cugliari

Print Name		By :	/s/ Melissa Tomkiel

Print Name:	Melissa Tomkiel

Tititle:	General Counsel